UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Bank Holdings
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9990 Double R Boulevard

Reno, Nevada 89521

April 14, 2006

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of The Bank Holdings which will be held at the Hidden Valley Country Club, located at 3575 E. Hidden Valley Drive, Reno, Nevada on Thursday, May 18, 2006 at 1:00 p.m.

At the meeting, shareholders will be asked to elect directors for the ensuing year. Information regarding the nominees for election of directors is set forth in the accompanying proxy statement.

It is important that your shares be represented at the meeting whether or not you plan to attend. Please indicate on the enclosed proxy card your vote on the matters presented, and sign, date and return the proxy card in the envelope provided. If you do attend the meeting and wish to vote in person, your proxy will be withdrawn at that time. We urge you to vote “FOR” the election of all of the nominees named in the proxy statement.

Hal Giomi

Chairman and Chief Executive Officer

THE BANK HOLDINGS

9990 Double R Boulevard

Reno, Nevada 89521

(775) 853-8600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 18, 2006

TO THE SHAREHOLDERS OF THE BANK HOLDINGS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the annual meeting of shareholders of The Bank Holdings will be held at the Hidden Valley Country Club, located at 3575 E. Hidden Valley Drive, Reno, Nevada on Thursday, May 18, 2006 at 1:00 p.m., for the purpose of considering and voting upon the following matters:

1.                                      Election of Directors. To elect nine (9) persons to the Board of Directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and have been qualified. The persons nominated by management to serve as directors are:

Edward Allison

Marybel Batjer

Joseph Bourdeau

Edward Coppin

David Funk

Hal Giomi

Jesse Haw

Kelvin Moss

James Pfrommer

2                                         Transaction of Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 21, 2006 as the record date for determination of shareholders entitled to receive notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 14, 2006	Edward Coppin, Secretary

WE URGE YOU TO VOTE IN FAVOR OF MANAGEMENT’S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THE PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

The Bank Holdings

Proxy Statement

Annual Meeting of Shareholders

May 18, 2006

Introduction

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2006 annual meeting of shareholders of The Bank Holdings to be held on Thursday, May 18, 2006 at 1:00 p.m. at the Hidden Valley Country Club located at 3575 E. Hidden Valley Drive, Reno, Nevada, and at any and all adjournments thereof.

It is anticipated that this proxy statement and the accompanying notice and form of proxy will be mailed on or about April 14, 2006 to shareholders eligible to receive notice of, and to vote at, the meeting.

Revocability of Proxies

A form of proxy for voting your shares at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the secretary of The Bank Holdings an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of his or her election to vote in person, and voting in person at the meeting. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy. Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein. If any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of the management of The Bank Holdings.

Persons Making the Solicitation

This solicitation of proxies is being made by the board of directors of The Bank Holdings. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in the solicitation of proxies for the meeting will be borne by The Bank Holdings. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers and employees of The Bank Holdings may solicit proxies personally or by telephone, without receiving special compensation.

Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of common stock held by such persons, and the company may reimburse such custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred.

In addition, the company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it to be advisable.

Voting Securities

There were issued and outstanding 3,124,266 shares of the common stock of The Bank Holdings on March 21, 2006, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the meeting. On any matter submitted to the vote of the shareholders, each holder of common stock of The Bank Holdings will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of The Bank Holdings as of the record date. The effect of broker nonvotes is that such votes are not counted as being voted; however, such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Annual Report

The Annual Report of The Bank Holdings for the fiscal year ended December 31, 2005 will be mailed concurrently with this proxy statement.

Shareholdings of Certain

Beneficial Owners and Management

Management of The Bank Holdings knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of the common stock of The Bank Holdings, except as set forth in the table below. The following table sets forth, as of March 1, 2006, the number and percentage of shares of the outstanding common stock of The Bank Holdings beneficially owned, directly or indirectly, by each of the directors, named executive officers and principal shareholders of The Bank Holdings and by the directors and executive officers of The Bank Holdings as a group. The shares “beneficially owned” are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 1, 2006. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of The Bank Holdings.

	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class(1)

Directors and Named Executive Officers:

Edward Allison(2)	35,522	1.13%
Marybel Batjer(3)	7,745	*
Joseph Bourdeau(4)	78,008	2.46%
Jack Buchold(5)	40,539	1.28%
Edward Coppin(6)	64,509	2.05%
John Donovan(7)	29,775	*
David Funk(8)	67,238	2.12%
Hal Giomi(9)	90,839	2.84%
Jesse Haw(10)	89,225	2.83%
Kelvin Moss(11)	70,305	2.24%
James Pfrommer(12)	7,745	*

All Directors and Executive Officers as a Group (11 in all)(13)	581,450	16.64%

Principal Shareholders
The Chipman First Family Limited Partnership(14)	187,835	5.99%
NAI Insurance Agency, Inc.(15)	201,885	6.44%
Glenbrook Partners(16)	201,885	6.44%

*                                         Represents less than one percent (1%) of the outstanding common stock of the company.

(1)                                  Includes shares subject to options held by the directors and executive officers that are exercisable within 60 days of March 1, 2006. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person.

(2)                                  Mr. Allison has shared voting and investment powers as to 10,872 these shares. Includes 24,650 shares acquirable by the exercise of options and 3,522 shares acquirable by the exercise of warrants.

(3)                                  Includes 7,745 shares acquirable by the exercise of options.

(4)                                  Mr. Bourdeau has shared voting and investment powers as to 13,508 of these shares. Includes 64,500 shares acquirable by the exercise of options and 1,412 shares acquirable by the exercise of warrants.

(5)                                  Mr. Buchold has shared voting and investment powers as to 2,289 of these shares. Includes 38,250 shares acquirable by the exercise of options and 1,239 shares acquirable by the exercise of warrants.

(6)                                  Mr. Coppin has shared voting and investment powers as to 39,859 of these shares. This amount includes 24,650 shares acquirable by the exercise of options and 4,421 shares acquirable by the exercise of warrants.

(7)                                  Includes 29,775 shares acquirable by the exercise of options.

(8)                                  Mr. Funk has shared voting and investment powers as to 25,838 of these shares. Includes 41,400 shares acquirable by the exercise of options and 4,583 shares acquirable by the exercise of warrants.

(9)                                  Mr. Giomi disclaims beneficial ownership of 4,898 of these shares. This amount includes 64,500 shares acquirable by the exercise of options and 4,300 shares acquirable by  the exercise of warrants.

(Footnotes continued on following page)

(10)                            Mr. Haw has shared voting and investment powers as to 67,200 of these shares. Includes 22,025 shares acquirable by the exercise of options and 9,450 shares acquirable by the exercise of warrants.

(11)                            Mr. Moss disclaims beneficial ownership of 5,657of these shares. Mr. Moss has shared voting and investment powers as to 33,065 of these shares. Includes 7,745 shares acquirable by the exercise of options and 7,804 shares acquirable by the exercise of warrants.

(12)                            Includes 7,745 shares acquirable by the exercise of options.

(13)                            Includes  332,985 shares acquirable by the exercise of options and 36,731 shares acquirable by the exercise of warrants.

(14)                            The address of The Chipman First Family Limited Partnership is 5301 Longley Lane, H-115, Reno, Nevada 89511. Includes 1,050 shares acquirable by the exercise of options and 12,757 shares acquirable by the exercise of warrants.

(15)                            The address of NAI Insurance Agency, Inc. is 761 Northwood Blvd., Incline Village, Nevada 89451. Includes 9,172 shares acquirable by the exercise of warrants.

(16)                            The address of Glenbrook Partners is P.O. Box 12219, Zephyr Cove, Nevada 89448. Includes 9,172 shares acquirable by the exercise of warrants.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and certain executive officers of The Bank Holdings and persons who own more than ten percent of a registered class of its equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish The Bank Holdings with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons, The Bank Holdings believes that, during 2005 the Reporting Persons complied with all filing requirements applicable to them. The Bank Holdings has learned, though, that during 2004, Joseph Bourdeau inadvertently missed one timely report with regard to one transaction.

The Board of Directors and Committees

The board of directors of The Bank Holdings met thirteen (13) times in 2005. None of the directors of The Bank Holdings attended less than 75 percent of the aggregate of all board of directors’ meetings and all committee meetings of which he or she was a member, with the exception of Mr. Allison and Ms. Batjer.

Director Independence

The board has determined that a majority of the directors standing for reelection are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission, as currently in effect. Furthermore, the Board has determined that each of the current members of the Audit Committee is “independent” within such director independence standards and that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the NASDAQ Rules.

The Bank Holdings has, among other committees, standing audit and corporate governance committees. The corporate governance committee performs similar functions to nominating and compensation committees.

Corporate Governance Committee

The corporate governance committee is comprised of Kelvin Moss, Chairman, Edward Allison, Marybel Batjer, Edward Coppin and Jesse Haw. The corporate governance committee met two times in 2005. The members of the committee are “independent” as defined in Rule 4200(a)(15) of the National Association of

Securities Dealers’ listing standards. The corporate governance committee is responsible for approving nominations for directors of the company  and reviewing and approving the compensation of the Chief Executive Officer and other executive officers. The company adopted a formal governance committee charter, which is attached as Appendix A.

Director Nominations. With regards to nominations, the corporate governance committee will consider nominees to the board proposed by shareholders, although the board has no formal policy with regard to shareholder nominees as they consider all nominees on their merits as discussed below. Any shareholder nominations proposed for consideration by the independent directors should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary

The Bank Holdings

P.O. Box 19579

Reno, Nevada 89511-2119

The corporate governance committee is responsible for identifying candidates for membership on the board and makes determinations as to whether to recommend such candidate’s nomination to the board based on their character, judgment, and business experience, as well as their ability to add to the board’s existing strengths. This assessment typically includes issues of expertise in industries important to The Bank Holdings, functional expertise in areas such as marketing, human resources, operations, finance and information technology and an assessment of an individual’s abilities to work constructively with the existing board and management, all in the context of an assessment of the perceived needs of the board at that point in time. The committee does not have any written specific minimum qualifications or skills that they believe must be met by either their candidates or a shareholder-recommended candidate in order to serve on the board. The independent directors identify nominees by first evaluating the current members of the board of directors qualified and willing to continue in service. Current members of the board with skills and experience that are relevant to The Bank Holdings’s business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the independent directors or the board decided not to nominate a member for reelection, the independent directors would identify the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the independent directors consider the diversity and mix of the existing board of directors, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank holding company, there is a strong preference for local directors),  employment experience, community representation, public interest considerations and the implementation of The Bank Holdings’s strategic plan. Among other things, when examining a specific candidate’s qualifications, the committee considers: the ability to represent the best interest of The Bank Holdings, existing relationships with the company, interest in its affairs and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within the community, community service, integrity, business judgment, ability to develop business for the company and its subsidiaries and the ability to work as a member of a team. All nominees to be considered at the annual meeting have been recommended by the governance committee.

Compensation. The corporate governance committee, among other things, reviews human resource policies, establishes compensation for the Chief Executive Officer and other executive officers, reviews salary recommendations, makes recommendations on grants of stock options and acts on other personnel matters when in excess of the authority granted to management.

Corporate Governance Committee Interlocks and Insider Participation. There are no Corporate Governance Committee interlocks between The Bank Holdings and other entities involving The Bank Holdings’s executive officers or board members.

Committee Report on Compensation. The corporate governance committee establishes the executive compensation guidelines for The Bank Holdings and establishes the specific compensation levels of the Chief Executive Officer and other executive officers. The committee reviews its standards and guidelines for executive compensation on an annual basis.

The committee believes that executive officer compensation should be closely aligned with the performance of The Bank Holdings on both a short-term and long-term basis, and that such compensation should be structured to assist the company in attracting and retaining key executives critical to its long-term success. With that in mind, the committee’s policy for the compensation package for executive officers consists of four components: (i) an annual base salary; (ii) the ability to earn incentive bonuses dependent on the company’s performance and, in certain cases, individual performance; (iii) stock option awards, split dollar life insurance and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of the Company; and (iv) long-term incentives similar to those received by non-executives, including participation in the company’s 401(k) plan. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

Annual base salary is determined by considering the overall performance of Hal Giomi, the Chief Executive Officer, with respect to the duties and responsibilities assigned. Effective January 1, 2005, the governance committee of Nevada Security Bank established a fixed-based salary program whereby executive officers base salaries were compared with salaries of comparably sized Nevada banks, as well as peer California banks. The information was compiled from a variety of sources including the Independent Community Banker’s Association, California Banker’s Association, proxy materials, and other independent sources. However, executive officers may have their salaries adjusted from time to time as the size, complexity, and earnings of Nevada Security Bank and The Bank Holdings change, in order to ensure that total executive compensation remains competitive. The fixed based salary program was reviewed during late 2005, and the base salary was increased for the Chief Executive Officer and the other three executive officers as a result of the significant asset and earnings growth achieved since the plan was first enacted. In January, 2006, the fixed base salary program was again reviewed by the independent directors and the base salary of the Chief Executive Officer was increased to $222,000 per year effective January 1, 2006, and the base salaries of the three other executive officers were also increased.

Incentive bonuses are linked to specific objectives for each executive officer. Such bonuses are dependent upon the Company achieving certain annual profitability and performance goals, and the officer achieving specific performance goals and objectives. The earnings targets and corporate and individual performance goals are based on confidential information and are competitively sensitive to the Company as they are derived from the Company’s internal projections, annual business plan, and functional requirements of the responsible officer’s job description. The distribution of bonuses and incentives is based on the grade level of eligible participants within the corporate structure, with a discretionary allowance given for exceptional service. In 2005, Mr. Giomi, Chief Executive Officer, earned bonus compensation in the amount of $30,000, Mr. Bourdeau and Mr. Buchold, President and Executive Vice President and Chief Financial Officer, respectively, $20,000 and Mr. Donovan, Executive Vice President and Chief Credit Officer, $25,000.

The committee offers recommendations to the Board of Directors, which, at its discretion, periodically awards incentive compensation in the form of stock option grants to executive officers and other employees.

The Board employs qualitative criteria in awarding stock options to the executive officers. In 2005, no options were granted to executive officers of the Company. All options when granted are at fair market value as of the date of the award, using a thirty day average closing price to determine fair market value.

The Board of Directors has provided each of its executive officers split dollar and supplemental compensation agreements. The purpose of the agreements is to provide incentives for key personnel to remain in the employ of the Company. In connection with the agreements, the Company has purchased certain bank owned life insurance policies (“BOLI”).

The committee believes that the programs for executive officer compensation serve well the interests of the shareholders of The Bank Holdings by providing the motivation for executives to contribute to the overall long-term success and value of the company and its subsidiaries.

This report is submitted by the members of the Corporate Governance Committee, consisting of Kelvin Moss, Chairman, Edward Allison, Marybel Batjer, Edward Coppin and Jesse Haw.

Audit Committee

The audit committee is made up of Edward Coppin, Chairman, Jesse Haw,  Kelvin Moss and James Pfrommer. The audit and compliance committee met fourteen (14) times in 2005. The board of directors has adopted a written charter for the committee. The members of the committee are “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The board of directors has determined that the audit committee includes at least one member, James Pfrommer, who is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and NASDAQ.

The audit committee’s functions are to review and administer the company’s Audit and Compliance Policy; administer the bank’s Community Reinvestment Act compliance, and meet with the outside auditors of the company in order to fulfill the legal and regulatory requirements to adequately protect the directors, shareholders, employees and depositors of the company. It is also the responsibility of the audit committee to select the company’s independent accountants and make certain that those accountants have the necessary freedom and independence to freely examine all company records. Further, the audit committee pre-approves all audit and permissible non-audit services to be performed by the independent accounts. Additional duties are to consider the integrity of the company’s financial reporting processes and controls, review audited financial reports, evaluate internal and external auditing practices, and oversee completion of audits, examinations and financial reporting as required by law.

Report of the Audit Committee

This report of the audit  and compliance committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that The Bank Holdings specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The board has adopted a written charter for the audit committee. Each of the audit committee members satisfies the definition of independent director as established in the NASDAQ listing standards. The audit committee has reviewed the company’s audited financial statements and discussed such statements with management. The audit committee has discussed with Moss Adams LLP, the company’s independent auditors during the year 2005, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

The audit committee received written disclosures and a letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, and has discussed with them their independence from management. The audit committee has also considered whether the independent auditor’s provision of other non-audit services is compatible with the auditor’s independence.

Based on the review and discussions noted above, the audit committee recommended to the board that the company’s audited financial statements for the fiscal year ended December 31, 2005 be transmitted with or prior to the mailing of the company’s 2006 Proxy Statement.

The audit committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the audit committee that would impair any member’s ability to act independently.

Submitted by the Audit and Compliance Committee:

Edward Coppin

Jesse Haw

Kelvin Moss

James Pfrommer

Communications with the Board and Annual Meeting Attendance

Individuals who wish to communicate with the board of directors of The Bank Holdings, or with a specific individual director may do so by writing to the secretary of the company at The Bank Holdings, P.O. Box 19579, Reno, Nevada, 89511-2119. The secretary has been instructed by the board to promptly forward all such communications to the appropriate person or persons. The Bank Holdings does not have a policy regarding board member attendance at annual meetings of shareholders. Seven of the then-directors of The Bank Holdings attended its 2005 annual meeting of shareholders.

Code of Ethics

The Bank Holdings has adopted a Conflict of Interest/Code of Ethics Policy that is applicable to all of the officers, directors and employees of The Bank Holdings, including its chief executive officer and chief financial officer. The Policy is attached hereto as Appendix B.

Proposal 1:

Election of Directors

Nominees

The Bylaws of The Bank Holdings provide that the number of directors of The Bank Holdings shall not be less than three (3) nor more than fifteen (15) until changed by an amendment of the articles of incorporation or the bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below three cannot be adopted without the adoption of an amendment to the company’s Articles of Incorporation. The exact number of directors shall be fixed from time to time, within the range by a resolution duly adopted by the board of directors. The exact number of directors has been set at nine (9).

The persons named below, all of whom are currently members of the board of directors, have been nominated for election as directors to serve until the 2007 annual meeting of shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all nine (9) nominees. The nine (9) nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

The following table sets forth, as of March 1, 2006 the names of, and certain information concerning, the persons nominated by the board of directors for election as directors of The Bank Holdings.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years

Edward Allison	66	2003

Mr. Allison serves as Chairman of the Board and director of Nevada Security Bank and as a director of The Bank Holdings. Mr. Allison is the President of Ed Allison, Inc., a government relations firm in Reno, Nevada, a position he has held since 1988.

Marybel Batjer	50	2004

Ms. Batjer is currently the Vice President of Public Policy and Communications for Harrah’s Entertainment. She is the former Cabinet Secretary for the Governor of the State of California and prior to that, served as the Chief of Staff for the Governor of Nevada from December 2000 to November 2003.

Joseph Bourdeau, President	52	2003	Mr. Bourdeau serves as Senior Executive Vice President, Marketing and Sales and as a director of Nevada Security Bank and as the President and a director of The Bank Holdings.

Edward Coppin	66	2003	Mr. Coppin is a retired Air Force Colonel and serves as director of Nevada Security Bank and is a director and the Corporate Secretary for The Bank Holdings.

David A. Funk	62	2004

Mr. Funk is the President and a director of Nevada Security Bank. Previously, Mr. Funk was the Executive Director and Chief Executive Officer of the National Council of Juvenile and Family Court Judges and Director of Marketing for the Bank of the West.

Hal Giomi, Chairman and Chief Executive Officer	63	2003

Mr. Giomi serves as Chief Executive Officer and director of Nevada Security Bank and Chairman, Chief Executive Officer and director of The Bank Holdings. Mr. Giomi previously served as the bank’s President until November 2002.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years

Jesse Haw	34	2004	Mr. Haw is the President of Hawco Properties, a land development, and residential and commercial building company. Mr. Haw also serves on the board of directors of Nevada Security Bank.

Kelvin Moss	47	2004	Mr. Moss is involved in multiple business ventures engaged in real estate land development, construction and financing. Mr. Moss is a former director of Humboldt Bancorp.

James L. Pfrommer	51	2005

Mr. Pfrommer is a certified public accountant with the firm of Pfrommer & McCune, with which he has been affiliated since 2002. Prior to that, he worked as a certified pubic accountant with the firm of Kafoury Armstrong & Co.

All nominees will continue to serve if elected at the meeting until the 2007 annual meeting of shareholders and until their successors are elected and have been qualified.

None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of The Bank Holdings acting within their capacities as such. There are no family relationships between any of the directors of The Bank Holdings. No director of The Bank Holdings serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Compensation of Directors and Executive Officers

Director Compensation  During 2005, directors, except directors who are also employees, each received $1,418 per month for serving on the board of directors of The Bank Holdings. Directors, who are not also employees, were also compensated for serving on board committees in the amount of $250 per meeting attended, with the exception of the committee’s chairman. The chairman of each committee received $450 per meeting attended. Those members of the board of directors who also serve as members of the board of directors of Nevada Security Bank, and who are not employees, receive separate compensation from the bank for their service on the bank board. Directors, at their election, may defer all or a portion of their compensation to the earlier of an agreed upon distribution date or the termination of their services as a director. The director may accrue additional earnings on these deferred fees, which are placed in various mutual funds under the management of the Principal Financial Group. Directors who are also employees of The Bank Holdings or a subsidiary do not receive any separate fees for their service as directors.

Under the company’s stock option plan, which was approved by its shareholders, each of the non-employee directors is eligible for grants of nonqualified stock options. Employees who are also directors are also eligible for grants of nonqualified stock options. In December 2005, the board granted director James Pfrommer options to purchase 7,245 shares of common stock, as adjusted to reflect the company’s 5% stock dividend effective in January 2006. During December 2005, the company also accelerated the vesting of nonqualified options previously granted to directors such that all options granted as of the date of acceleration would be fully vested.

On September 15, 2005 the Board of Directors of Nevada Security Bank approved the Nevada Security Bank Directors’ Supplemental Insurance Plan Agreement. Under this plan, a director may elect to (i) have the Bank purchase $4,000 of long term care insurance each year for the Director or their spouse, or (ii) receive the $4,000 allowance in cash. Those Company directors who also serve as directors of Nevada Security Bank are entitled to participate in this plan. This plan has yet to be implemented.

Executive Officers

The following table sets forth information, as of March 1, 2006, concerning executive officers of The Bank Holdings:

Name	Age	Position and Principal Occupation For the Past Five Years

Joseph Bourdeau	52	Mr. Bourdeau serves as Senior Executive Vice President, Marketing and Sales and as a director of Nevada Security Bank and as the President and a director of The Bank Holdings.

Jack Buchold	62	Mr. Buchold serves as the Executive Vice President and Chief Financial Officer of Nevada Security Bank and as Chief Financial Officer of The Bank Holdings.

John Donovan	57

Mr. Donovan serves as Executive Vice President and Chief Credit Officer of Nevada Security Bank and The Bank Holdings. Mr. Donovan previously served as an Executive Vice President and member of the Advisory Board for Colonial Bank.

Hal Giomi	63

Mr. Giomi serves as Chief Executive Officer and director of Nevada Security Bank and Chairman, Chief Executive Officer and director of The Bank Holdings. Mr. Giomi previously served as the bank’s President until November 2002.

Executive Compensation

The persons serving as the executive officers of The Bank Holdings received during 2005, and are expected to continue to receive in 2006, cash compensation in their capacities as executive officers of Nevada Security Bank. The following Summary Compensation Table indicates the compensation of the company’s executive officers.

Summary Compensation Table

					Long Term Compensation
Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($ )	Bonus ($ )	Other Annual Compen- sation(1) ($ )	Restricted Stock Award(s) ($ )	Securities Underlying Options/ SARs	LTIP Payouts ($ )	All Other Compen- sation ($ )
Hal Giomi, Chairman and Chief Executive Officer, The Bank Holdings and Chief Executive Officer, Nevada Security Bank	2005	207,585	30,000	9,000	0	0	0	13,679
	2004	160,000	5,000	9,000	0	37,500	0	0
	2003	150,000	5,000	9,000	0	0	0	0

Joseph Bourdeau, President, The Bank Holdings and Senior Executive Vice President, Nevada Security Bank	2005	126,925	20,000	9,660	0	0	0	2,014
	2004	110,000	5,000	9,660	0	37,500	0	0
	2003	100,000	5,000	9,660	0	0	0	0

Jack Buchold, Chief Financial Officer, The Bank Holdings and Executive Vice President and Chief Financial Officer Nevada Security Bank	2005	134,973	20,000	10,835	0	0	0	6,703
	2004	110,000	5,000	10,835	0	20,000	0	0
	2003	100,000	15,000	10,835	0	0	0	0

John Donovan, Executive Vice President and Chief Credit Officer, The Bank Holdings and Nevada Security Bank(2)	2005	137,000	25,000	9,000	0	0	0	5,229
	2004	109,000	5,000	3,500	0	22,500	0	0
	2003	28,921	0	0	0	5,000	0	0

(1)                                  These amounts represent perquisites consisting of automobile allowance and other personal benefits applicable to the executive officer.

(2)                                  Mr. Donovan joined Nevada Security Bank in 2003 and became an executive officer of The Bank Holdings in May 2004.

Option/SAR Grants in the Last Fiscal Year

The Bank Holdings made no grants of stock options to its named executive officers in 2005.

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

Name	Shares Acquired on Exercise (#)	Value Realized ($ )	Number of Unexercised Options/SARs at Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SARs at Year-End ($ ) Exercisable/ Unexercisable

Hal Giomi	0	0	63,000/0	$371,177/0

Joseph Bourdeau	0	0	63,000/0	$371,177/0

Jack Buchold	0	0	36,750/0	$227,339/0

John Donovan	0	0	26,775/2,100	$122,935/17,585

Note – The Company has not issued any SARs.

Employment Agreements

During 2005, Nevada Security Bank entered into new Employment Agreements with Mr. Hal Giomi as Chief Executive Officer, Mr. Joseph Bourdeau as Senior Executive Vice President, and Mr. Jack Buchold as Executive Vice President and Chief Financial Officer. All three agreements were made effective as of December 27, 2004, to coincide with the expiration of their previous agreements. Under the terms of the agreements, Mr. Giomi earns a base salary of $180,000, Mr. Bourdeau a base salary of $125,000 and Mr. Buchold a base salary of $125,000. The salary may be increased at the discretion of the Bank’s board of directors. All of the agreements are for a term of three years with automatic three year renewal periods, subject to prior termination. Each executive is also entitled to participate in the bank’s Executive Compensation Plan (incentive compensation program, employee profit sharing plan and/or 401(k) plan). Each is furnished with an automobile allowance of $750 per month and will be reimbursed for certain membership dues, will receive life and disability insurance benefits as well as health benefits which are provided to all full-time executive employees of the bank.

Each of the Employment Agreements with these officers may be terminated by the bank for any of the following reasons: (a) the executive commits an act or acts of malfeasance in his duties; or (b) the executive fails to abide by and/or enforce the bank’s safety and soundness policies; or (c) the executive is convicted of a felony or misdemeanor involving moral turpitude; or (d) State and/or Federal regulators request or order termination of his employment agreement; or (e) the executive commits any act which would cause termination of coverage under the bank’s Blanket Bond as to the executive, as distinguished from termination of such coverage as to the bank as a whole; or (f) the executive dies; or (g) there is a determination by the bank’s board of directors that the continued employment of the executive is detrimental to the best interests of the bank, or for any reason whatsoever as determined by the bank’s board of directors and in the sole and absolute discretion of the bank’s board of directors. In the event an Employment Agreement is terminated for any of the reasons specified in (a), (b), (c), (d), (e) or (f) above, the executive will not receive additional compensation. In the event an Employment Agreement is terminated for any reason specified in (g) above, the executive shall be entitled to termination pay in an amount equal to twenty four (24) months of his then base salary plus one additional month’s salary for every year of service completed. None of these agreements contain any non-competition provisions.

Mr. Donovan entered into an Employment Agreement with Nevada Security Bank on May 25, 2004. Under the terms of the Employment Agreement, Mr. Donovan earns a base annual salary of $115,000. The base salary can be increased annually at the recommendation of the Chief Executive Officer, subject to the ratification of the bank’s board of directors. The Employment Agreement has a term of three years with automatic three year renewal periods, subject to prior termination. Mr. Donovan is also entitled to participate in the bank’s Executive Compensation Plan. As part of the agreement, the board of directors also granted Mr. Donovan options to purchase 5,000 shares of the common stock of the bank at an exercise price of $14.56 per share, vesting over a four year period. Adjusted for the 5% stock dividend, the exercise price became $13.87. Mr. Donovan has also been furnished with an automobile allowance of $750 per month and will be reimbursed for certain membership dues, will receive life and disability insurance benefits as well as health benefits which are provided to all full-time executive employees of the bank. He is also provided with term life insurance benefits.

Mr. Donovan’s Employment Agreement may be terminated by the bank for any of the following reasons: (a) he commits an act or acts of malfeasance in his duties; or (b) he fails to abide by and/or enforce the bank’s safety and soundness policies; or (c) he is convicted of a felony or misdemeanor involving moral turpitude; or (d) State and/or Federal regulators request or order termination of his employment agreement; or (e) he commits any act which would cause termination of coverage under the bank’s Blanket Bond as to him, as distinguished from termination of such coverage as to the bank as a whole; or (f) he dies; or (g) there is a determination by the bank’s board of directors that the continued employment of him is detrimental to the best interests of the bank, or for any reason whatsoever as determined by the bank’s board of directors and in the sole and absolute discretion of the bank’s board of directors. In the event the agreement is terminated for any of the reasons specified in (a), (b), (c), (d), (e) or (f) above, he will not receive additional compensation. In the event it is terminated for any reason specified in (g) above, he will be entitled to termination pay in an amount equal to twelve (12) months of his then base salary. None of these agreements contain any non-competition provisions.

On November 14, 2005, the board of directors of Nevada Security Bank approved Addendum Number One to the Employment Agreements of Mr. Donovan and Mr. Jack Buchold. The Agreements for Mssrs. Donovan and Buchold were amended to provide supplemental insurance as part of their group insurance coverage. This allows the officer to elect to (i) have the Bank purchase $4,000 of long term care insurance each year for the officer, or (ii) receive the $4,000 annual allowance in monthly amounts over the term of their employment.

On September 15, 2005, Nevada Security Bank entered into supplemental compensation agreements and split dollar agreements with Mr. Giomi, Mr. Bourdeau, Mr. Buchold and Mr. Donovan. The purpose of the agreements is to provide special incentive for the executives to continue employment with the Bank on a long-term basis. Under the supplemental compensation agreements, the executives are provided with salary continuation benefits upon retirement in varying amount, depending upon their time with the company, up to a maximum of 50% (for Mssrs. Buchold, Bourdeau and Donovan) or 60% (for Mr. Giomi) of the higher of (i) their average annual compensation during the last 36 full months or (ii) their average annual compensation during their employment with the Bank per year for the remainder of their lives. This maximum amount is reduced depending on the executive’s length of service with the Bank. The maximum level is reached upon ten years of employment. In the event that the executive retires early (after age 62 and before age 65), the amount payable is further reduced based upon the number of years remaining before the executive reaches age 65. If the executive becomes disabled while still employed with the Bank and prior to retirement, the executive is entitled to the same level of benefits as if he retired, continuing until his death. In the event of a change in control of the Bank, the executive will be entitled to their applicable percentage of their average annual compensation for the 36 months preceding the change in control, without reduction based upon length of service, for the remainder of the executive’s life or 20 years, whichever is less. If the executive is terminated without cause prior to being employed by the Bank for three years, no payments are made under the agreement. If the executive is terminated without cause thereafter, the executive shall receive a benefit equal to that received if he had reached retirement age at that time, taking into account the applicable reduction based upon years of service, payable upon reaching age 65. In such case, the executive may elect to start receiving payments earlier (but at no time before reaching age 62), and such benefits will be reduced in the same percentage as if the executive retired at that earlier age. If the executive elects to voluntarily terminate his employment with the Bank, prior to being employed by the Bank for ten years, no payments are made under the agreement. If the executive voluntarily terminates his employment thereafter, the executive shall receive a benefit equal to that received if he had reached retirement age at that time (based on his average annual compensation for the 36 months prior to termination), payable upon reaching age 65. In such case, the executive may elect to start receiving payments earlier (but at no time before reaching age 62), and such benefits will be reduced in the same percentage as if the executive retired at that earlier age. If the executive is terminated for cause, he will not be paid any benefits under the agreements. In the event of death prior to retirement, no benefits are paid under the agreements. The agreements contain provisions subjecting the amount of benefits payable to a modification if the benefits result in a limitation of deductibility for the Bank under section 280G of the Internal Revenue Code. Under the split dollar agreements, the Company agrees to divide the net death proceeds of life insurance policies on each executive’s life with that executive’s designated beneficiary.

The Bank Holdings Stock Performance Graph

The graph below compares the cumulative total shareholder return on The Bank Holdings common stock to the cumulative total return of the NASDAQ Index, the SNL <$500M Bank Index and the SNL Bank Index prepared by SNL Financial LC (“SNL”). The following comparison covers the period from March 23, 2004 (commencement of trading) to December 31, 2005. The graph assumes that $100 was invested on March 23, 2004 and that all dividends were reinvested.

Bank Holdings

	Period Ending
Index	03/23/04	06/30/04	12/31/04	06/30/05	12/31/05
Bank Holdings	100.00	116.55	142.76	134.34	136.50
SNL Bank Index	100.00	100.21	110.85	106.69	112.36
NASDAQ Composite	100.00	107.81	114.88	109.00	117.38
SNL <$500M Bank Index	100.00	99.32	109.64	108.70	116.08

Independent Accountants

The firm of Moss Adams LLP served as certified independent public accountants for The Bank Holdings with respect to the year 2005. The firm of Moss Adams, LLP has been appointed as the company’s certified independent public accountants for 2006.

The Bank Holdings received notification on March 1, 2005 from McGladrey & Pullen, LLP, an independent registered public accounting firm, that the firm would resign as The Bank Holdings’s auditor upon the completion of the audit of The Bank Holdings’s financial statements to be included in The Bank Holdings’s Form 10-KSB for the year ended December 31, 2004. On March 31, 2005, upon completion of McGladrey & Pullen, LLP’s procedures relating to that audit and the filing of Registrant’s Form 10-KSB for the year ended December 31, 2004, the resignation became effective.

The audit reports of McGladrey & Pullen, LLP, on the financial statements for the two years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, and were not modified as to audit scope, accounting principles, or uncertainty. Also, in connection with the audits of the two fiscal years ended December 31, 2004 and 2003, and during the subsequent period through March 31, 2005, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The board of directors of The Bank Holdings has determined the firms of McGladrey & Pullen, LLP and Moss Adams LLP to be fully independent of the operations of The Bank Holdings.

We do expect a representative of Moss Adams LLP to be present at the annual meeting and available to respond to questions.

Aggregate fees billed by McGladrey & Pullen, LLP and RSM McGladrey Inc. (an affiliate of McGladrey & Pullen LLP), and by Moss Adams LLP to The Bank Holdings and the percentage of those fees that were pre-approved by the Company’s Audit Committees for the years ended 2005 and 2004 are as follows:

McGladrey & Pullen, LLP and RSM McGladrey Inc.

(Dollars in thousands)	2005	Percentage Pre-Approved	2004	Percentage Pre-Approved

Audit Fees(1)	$0		$240	100%

Audit-Related Fees	$0		$0

Tax Fees(2)	$0		$15	100%

All Other Fees(3)	$0		$0

Moss Adams LLP

(Dollars in thousands)	2005	Percentage Pre-Approved	2004	Percentage Pre-Approved

Audit Fees(1)	$97	100%	$0

Audit-Related Fees	$8	100%	$0

Tax Fees(2)	$15	100%	$0

All Other Fees(3)	$6	100%	$0

(1)                                  Audit fees consist of fees for professional services rendered for the audit of The Bank Holdings consolidated financial statements for 2005 and 2004. Audit fees for 2005 and 2004 also include fees and costs associated with SAS 100 reviews associated with Form 10-QSB filings. For 2004, audit fees also includes the fees and costs associated with the stock offering on Form SB-2 including issuing related consents and issuing a comfort letter to the Underwriter. The 2004 audit fees also include the review of Form S-4 Registration Statement and review of related documents associated with formation of the holding company and related reorganization.

(2)                                  Tax services consist of fees related to tax return preparation services. Tax fees also include various tax planning matters.

(3)                                  Audit related fees consist of due diligence review work for the Company’s 1031 exchange acquisition.

The Audit Committees of Nevada Security Bank and The Bank Holdings have considered the provision of nonaudit services provided by Moss Adams LLP to be compatible with maintaining the independence of Moss Adams LLP.

Shareholder Proposals

Shareholder proposals to be submitted for presentation at the 2007 annual meeting of shareholders of The Bank Holdings must be received by The Bank Holdings no later than December 31, 2006.

Certain Relationships and Related Transactions

Some of the directors and executive officers of The Bank Holdings and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Nevada Security Bank in the ordinary course of the bank’s business, and Nevada Security Bank expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

The Bank Holdings

Dated: April 14, 2006	Edward Coppin, Secretary

It is very important that every shareholder vote. We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. In order to facilitate the providing of adequate accommodations, please indicate on the proxy whether or not you expect to attend the meeting.

A copy of The Bank Holdings’s annual report to the Securities and Exchange Commission on Form 10-KSB/A for the year ended December 31, 2005 is included herewith.

Appendix A

THE BANK HOLDINGS

GOVERNANCE COMMITTEE

CHARTER

I.                                         Purpose

The Governance Committee of The Bank Holdings (the “Company”) was established by the Board of Directors to advise and assist the Board in matters pertaining to corporate governance and the related policies and procedures of the Board and the Company. The Committee is responsible for overseeing and enhancing the conduct, policies, role and effectiveness of the Board as part of the corporate governance process.

II.                                     Membership

The Committee will be composed of at least four members of the Board of Directors of the Company, the majority of which shall be independent Directors, and appointed annually by the Board of Directors. The Chairman of the Committee will be designated by the Committee members.

III.                                 Duties and Responsibilities

The primary responsibility for corporate governance rests with executive management. The Board of Directors has oversight responsibilities with regard to corporate governance and the Committee assists the Board in fulfilling these responsibilities. In carrying out its responsibilities, the Committee may rely on the assistance, advice, and recommendations of Company management and external auditors, legal advisors and other professions, and may refer specific matters to other Committees of the Board.

The Committee will review and make recommendations to the Board regarding matters referred to the Committee by the Board. The Committee will also address the following activities:

A.            Board Composition and Size

The Committee may periodically review the size and composition of the Board of Directors and make recommendations to the Board for appropriate changes in size, skill sets, and expertise.

B.            Board Candidates

The Committee shall identify, evaluate, and make recommendations on candidates for appointment to the Company’s Board of Directors and to fill mid-term vacancies. In addition, the Committee shall identify, evaluate and make recommendations on candidates for the appointment to the Nevada Security Bank’s Board of Directors and any other Company subsidiaries.

C.            Director Orientation and Education

The Committee shall review and oversee orientation programs for newly elected or appointed members of the Board and shall develop continuing education programs for current Directors.

D.            Director Compensation and Expense Policies

The Committee shall make recommendations to the Board of Directors with regard to Director compensation (retainers, Board and Committee fees, stock options, deferred compensation plans,

A-1

etc.) and expense reimbursement policies. The Committee shall review the compensation and reimbursement policies of Nevada Security Bank and any other Company subsidiaries.

E.              Evaluation of the Board of Directors

The Committee shall be responsible for conducting a periodic evaluation of the Board as a whole and of the individual Directors and other Board Committees. The Committee shall establish a process for periodic goal-setting and evaluation of performance of the Board, all Directors, and all Committees.

F.              Board Committee Structures and Charters

The Committee shall periodically review the structure of all Board Committees and charters and make recommendations thereon to each Committee and to the Board of Directors. The Committee may review the meeting policies and procedures of the other Board Committees to ensure consistency with corporate governance guidelines.

G.            Company Bylaws, Articles of Incorporation, and Other Governing Documents

The Committee shall be responsible for conducting a periodic evaluation of the Companys’s Bylaws, Articles of Incorporation and other governing documents as necessary and making recommendations thereon to the Board of Directors.

H.            Governance Guidelines

The Committee shall monitor and review corporate governance guidelines, best practices and emerging issues and make recommendations thereon to the Board of Directors.

I.                 Executive Compensation

The Committee shall be responsible for conducting an annual review of executive compensation, compensation plans and contractual arrangements and shall make recommendations thereon to the Board of Directors.

J.              Board and Management Succession Planning

The Committee shall be responsible to the Board of Directors for developing, recommending, and documenting a succession plan for Directors and executive management.

K.            Governance Committee Evaluation and Charter

At least annually, the Committee shall review and update its charter and conduct an evaluation of its performance.

IV.                                Meetings

The Committee shall meet as circumstances warrant and upon the call of the Chairman of the Board of Directors or the Chairman of the Governance Committee. Notice of Committee meetings and agendas will be provided in advance. Minutes shall be maintained of each Committee meeting and provided to the Board of Directors.

V.                                    Reporting

The Committee shall report to the Board of Directors regarding its activities, issues, and related recommendations.

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Appendix B

Conflict of Interest/Code of Ethics Policy

I.                                         BACKGROUND AND REGULATORY RISK ISSUES

Receiving or soliciting gifts to influence a financial transaction represents significant regulatory risk, is strictly prohibited, and may result in stiff penalties. The Bank Bribery Act of 1984 increased the urgency for financial institutions to educate all of their employees and members of the Board of Directors against participating in such transactions, by creating substantial penalties. The Bank Bribery Act and the adoption of Regulation O or the Financial Institutions Regulatory Act (FIRA) underscored the need for sufficient policy regarding proper director or employee/customer relationships. Improper director or employee/customer relationships may also result in negative market reaction or reputation risk.

A.            Major Policy Elements

1.               Guidelines for directors and employees to use “reasonable” standards regarding normal amenities that facilitate conducting business.

2.               Disclosure of business and other relationships that may result in conflicts of interest.

B.            Other Considerations

1.               Prevention of possible compromising situations through prior knowledge and proper handling.

2.               Preservation of respectability.

3.               See also Insider Trading and Confidentiality Policy and Employee Handbook.

II.                                     STATEMENT OF NEED AND DEFINITION

The Board of Directors acknowledges the risk that conflicts of interest may arise in obtaining persons involved in the business and civic community to act as directors, senior officers, and employees of the bank. Because of such persons’ worth in attracting and maintaining business relationships, the Board feels it prudent to adopt a conflict of interest policy.

III.                                 THE PURPOSE

In recognizing that excessive activities and gratuities and access to information may lead to conflicts of interest for employees, directors, and principal shareholders, the Company/Bank has developed this policy to recognize such positions and to prevent a loss of objectivity by requiring appropriate and trustworthy conduct.

IV.                                GENERAL OBJECTIVES OF THE CONFLICT OF INTEREST POLICY

The general objective of this policy is to require immediate disclosure of any potential conflict of interest and to prevent such a situation from arising. Adherence to this policy should prevent the development of improper relationships between financial institution directors, officers, employees, and the customers they serve.

V.                                    SPECIFIC GOALS

The specific goals of this policy are to:

A.                                   Establish a monetary limit on nominal gifts and gratuities.

B.                                     Describe situations in which possible conflicts of interest may occur and to require proper conduct of all employees and directors.

C.                                     Require reporting of conflicts to superiors and written disclosures of business interests.

VI.                                POLICY ELEMENTS

A. Authority

The Board of Directors is ultimately responsible for establishing specific policies to address potential conflicts of interest for directors, senior officers, and employees of The Bank Holdings and The Bank Holdings/Nevada Security Bank. The authority to implement policy and related procedures has been assigned to the Chief Executive Officer.

Any action taken regarding inappropriate insider activities or a breach of the Company’s/Bank’s code of ethics will ultimately be reviewed and acted upon by the entire Board of Directors, after considering the facts, the seriousness of the conduct, and any potential breach of trust.

B. Risk Management

In addressing conflicts of interest, the Board of Directors and senior management must be aware of the potential risks that arise from insider abuse and subsequent market reaction. In establishing a Conflict of Interest/Code of Ethics Policy, the Board has evaluated various related risks; these risks, and their related management techniques, include:

1.              Compliance Risk. Maintaining legal compliance with various appropriate regulations as well as compliance with the organization’s Code of Ethics.

2.              Reputation Risk. Developing and retaining marketplace confidence in handling customers’ financial transactions in an appropriate manner as well as protecting the safety and soundness of the institution.

C. Definitions

For the purposes of this policy, the following definitions apply:

1.              Officer or Employee. A part-time or full-time salaried officer or employee of The Bank Holdings/Nevada Security Bank.

2.              Gift. May include cash or property, special discounts, price concessions, special personal items, special personal entertainment (other than of a normal social nature), special personal services, gratuitous personal services, personal favors, or special dispensations of any kind that could be attributed to the recipient’s position or responsibilities with The Bank Holdings/Nevada Security Bank.

3.              Immediate Family. Spouse, minor child, and/or other dependent of the officer, employee, or director.

For definitions of company, control of a company or bank, and principal shareholder and/or related interest, refer to 12 CFR 215, Regulation O.

D. Policy Statement

Due to the increased number of financial institution failures resulting from self-dealing, fraud, and misconduct of directors, management, and employees, the Board of Directors of The Bank Holdings/Nevada Security Bank intends to hold its employees and directors to this strict code of ethics and to require reporting of conflicts of interest. Individuals associated with this Company/Bank have a primary responsibility to uphold the standards of this Company/Bank.

Failure to comply with all policies herein described may result in the termination of employment or directorship.

All employees, directors and representatives of The Bank Holdings/Nevada Security Bank are required to act in a responsible and respectable manner and to remain free of influences that may result in the loss of objectivity regarding business conducted with Company/Bank customers or with the Company/Bank itself. Each employee and director must disclose and avoid any interests or activities involving another organization or individual that may result in a conflict of interest between The Bank Holdings/Nevada Security Bank and that organization or individual.

While this policy does not intend to interfere with the personal lives of employees, directors and representatives, it requires those persons to recognize situations where conflicts of interest may arise and to avoid them when possible. If these situations cannot be avoided, they must be reported immediately as provided in this policy. Subsequently, the employee, director or representative should remove himself or herself from any compromising situations, whether it involves advising the other person or entity or approving or voting on extensions of credit.

E. Confidential Information

All employees and directors must acknowledge that all information concerning Company/Bank, customer, depositor, and director information is considered confidential and is to be used for Company/Bank purposes only. The use of such information for personal, family, or other gain is unethical and illegal under securities rulings and federal statutes. Information regarding any business conducted cannot be disclosed to outside individuals (unless authorized by the Company/Bank or its customer, etc.) and may not be used for personal gain.

Use of confidential information for other than The Bank Holdings’/Nevada Security Bank’s business purposes may result in disclosure of insider information. Insider information is defined as information of a material nature to affect the price of stock involved. Insider information may not be used to purchase, trade, or solicit securities until that information is available to the general public.

The use of confidential information received by either the investment or loan divisions may not be provided to other departments for investment of discretionary funds or advice to customers and vice versa. Any transfers of information regarding customer accounts must be strictly information that is available to the public.

In addition, all published information (both for internal and external use), developed programs, equipment, etc. are the property of The Bank Holdings/Nevada Security Bank and are reserved for use by employees and directors of The Bank Holdings/Nevada Security Bank. Use of these materials for any other purpose may constitute copyright infringement and theft.

See also Insider Trading and Confidentiality Policy and the Employee Handbook.

F. Gifts and Entertainment

Employees and directors of The Bank Holdings/Nevada Security Bank are not to solicit gifts from prospective or current customers, associates, or any other individual or business. Any gifts received shall be of nominal value. Nominal value is considered to be anything below $100. Cash gifts are prohibited. No gifts shall be accepted from customers, suppliers, or others who have contact with the Company/Bank where such gifts are intended or may be construed to result in favorable treatment being given the donor. Acceptance of gifts of $100 or more in value where no influence is intended must be reported to and approved by the Executive Management Committee (employees) or the Audit and Compliance Committee (Directors).

Employees and directors of The Bank Holdings/Nevada Security Bank may participate in entertainment and amenities of reasonable cost to facilitate business. Payment by anyone other than the Company/Bank of excessive costs or travel not customary or within acceptable business practice must not be accepted. Any questionable circumstances must be reported to the Executive Management Committee (employees) or the Audit and Compliance Committee (directors).

Tickets for sporting, cultural, or other events purchased by the Company/Bank are to be used in entertaining potential or actual customers, vendors, or others for business purposes only. If it is determined before the event that the tickets will not be used, an officer may offer them to someone else at his or her discretion.

G. External Involvement

While The Bank Holdings/Nevada Security Bank encourages its employees and directors involvement in outside activities, including charitable and political functions, caution should be exercised in making political contributions. All political contribution requests will be directed to and handled by the Chief Executive Officer and at the discretion of the Board of Directors. At no time will employees or directors solicit other employees and directors for political contributions or coerce others into contributing to any organization. Conduct must not give the perception that benefit to The Bank Holdings/Nevada Security Bank or connections are sought or desired.

Additionally, offers to employees of directorship to any outside organization that has or desires a business relationship with The Bank Holdings/Nevada Security Bank, or to any institution within the financial industry, must be reported to Chief Executive Officer prior to acceptance.

Capitalizing on opportunities for personal gain or compensation outside of that provided by The Bank Holdings/Nevada Security Bank for the performance of services for the Company/Bank is strictly prohibited. Employment outside and in addition to employment at the Company/Bank must be reported to the Executive Management Committee.

H. Consultation

Refer any questions regarding proper code of conduct to an immediate supervisor. Actions or acceptance of gifts that are not specifically mentioned in this policy must be reviewed as to intent and purpose. Employees and directors should ask themselves: “If a situation were to be made public, would my conduct be embarrassing or come into question?”

I. Conduct of Insiders

12 CFR § 215, or federal Regulation O, defines “insiders” as directors, executive officers, and principal shareholders. These people must take care that their conduct does not violate rules relating to self-dealing and personal gains. At no time are members of this group allowed to take advantage of their position in the Company/Bank for personal profit or influence over credit and other decisions with regard to their business or personal interests.

Directors and officers are prohibited from being involved in the loan approval process of insiders who may benefit directly or indirectly from the decision to grant credit. This prohibition extends to professional relationships with any company or firm receiving remuneration as a result of the decision to grant credit.

Decisions regarding the sale or purchase of Company/Bank assets and services must be made in the best interests of the Company/Bank, with no influence on insiders resulting from gifts, entertainment, or gratuities. All conduct of such business must be at “arm’s length.”

J. Disclosures

Employees and directors of The Bank Holdings/Nevada Security Bank must make annual disclosures of any relationships, receipt of gifts, compensation, or other situations leading to possible conflicts in the following manner:

Employees/Officers	Report to Executive Management Committee
Directors	Audit and Compliance Committee/Board

Directors, principal shareholders, and executive officers must make annual disclosures to the entire Board of any actual and potential conflicts of interest and any potential conflicts of their related interests.

K. Employee Accounts

All employees and directors are encouraged to maintain their bank accounts at The Bank Holdings/Nevada Security Bank to allow the Company/Bank to provide service and direct deposit of payroll checks. However, under no circumstances will the Company/Bank pay a rate of interest in excess of the rate available to all customers.

All applicable fees, including overdraft charges, will be assessed on all accounts of directors, principal shareholders, executive officers and employees. Overdraft fees may be waived only as a result of a Company/Bank error.

L. Consequences of Noncompliance

As previously stated, failure to comply with this policy may result in the termination of employment or directorship. The action taken will be commensurate with the seriousness of the conduct and an evaluation of the situation. All violations of this policy will be brought to the attention of the Board of Directors.

M. Procedures

Management is responsible for developing and implementing procedures to ensure proper disclosure as required by this policy. Management is also responsible for maintaining documentation of compliance with this policy.

Provide the reporting form, Attachment A, to insiders as a tool for creating an annual report for the Board of Directors regarding business affiliation, community affiliations, financial interests in other banks, bank loans, and employment of family members. The Board of Directors needs this information to monitor the activities of insiders and help them avoid potential conflicts. The Audit and Compliance Committee will review this documentation.

N. Audit Requirements

The Chief Financial Officer will review documentation for tracking the recordkeeping for the Conflict of Interest/Code of Conduct Policy. Audit procedures will include a review of compliance with policy requirements to ensure compliance with specific policy elements.

The Chief Financial Officer will issue a report of the audit findings and provide a copy of the report to the impacted department/division management and the Audit and Compliance Committee of the Board of Directors.

THE BANK HOLDINGS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Hal Giomi and Edward Coppin, as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of The Bank Holdings which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 18, 2006 at 1:00 p.m. at the Hidden Valley Country Club located at 3575 E. Hidden Valley Drive, Reno, Nevada, or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.                                       Election of nine (9) persons to be directors:

Edward Allison	Joseph Bourdeau	David Funk	Jesse Haw	James Pfrommer

Marybel Batjer	Edward Coppin	Hal Giomi	Kelvin Moss

☐	FOR ALL NOMINEES LISTED ABOVE	☐	WITHHOLD AUTHORITY
(except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space below:)

2.                                       Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE MATTERS SET FORTH HEREIN. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐ I DO ☐ I DO NOT	EXPECT TO ATTEND THE MEETING.

	(Number of Shares)	(Date)

	(Please Print Your Name)	(Signature of Shareholder)

	(Please Print Your Name)	(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.